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Bankers Trust Company                                                  EX-99.B8A
One Bankers Trust Plaza, New York, New York 10006

Mailing Address:
P.O. Box 318, Church Street Station
New York, New York 10008-0318



Mutual Fund/Business Trust/Series

                               CUSTODIAN AGREEMENT

         AGREEMENT dated as of June 1, 1996 between BANKERS TRUST COMPANY (the "Custodian") and those registered investment companies listed on Exhibit A hereto, as such Exhibit shall be amended from time to time (each, a "Customer").

         WHEREAS, the Customer may be organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a "Portfolio" and collectively, as the "Portfolios"); and

         WHEREAS, the Customer desires to appoint the Custodian as custodian on behalf of the Portfolios under the terms and conditions set forth in this Agreement, and the Custodian has agreed to so act as custodian.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Employment of Custodian. The Customer hereby employs the Custodian as custodian of all assets of each Portfolio which are delivered to and accepted by the Custodian or any Subcustodian (as that term is defined in Section 4) (the "Property") pursuant to the terms and conditions set forth herein. Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio which is acceptable for deposit ("Securities") and cash from any source and in any currency ("Cash"). The Custodian shall not be responsible for any property of a Portfolio held or received by the Customer or others and not delivered to the Custodian or any Subcustodian.


                                      -1-

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         2. Maintenance of Securities and Cash at Custodian and Subcustodian
Locations. Pursuant to Instructions (as hereinafter defined in Section 14), the Customer shall direct the Custodian to (a) settle Securities transactions and maintain Cash in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired and (b) maintain cash and cash equivalents in such countries in amounts reasonably necessary to effect the Customer's transactions in such Securities. Instructions to settle Securities transactions (or Customer's transactions on behalf of a Portfolio) in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

         3. Custody Account. The Custodian agrees to establish and maintain one or more separate custody accounts on its books each in the name of, as appropriate, the Customer or the Customer on behalf of a Portfolio (each, an "Account") for any and all Property from time to time received and accepted by the Custodian or any Subcustodian for the account of such Portfolio. Upon delivery by the Customer to the Custodian of any Property belonging to a Portfolio, the Customer shall, by Instructions, specifically indicate to which Portfolio such Property belongs or if such Property belongs to more than one Portfolio shall allocate such Property to the appropriate Portfolio. The Custodian shall allocate such Property to the Accounts in accordance with the Instructions; provided that the Custodian shall have the right, in its sole discretion, to refuse to accept any Property that is not in proper form for deposit for any reason. The Customer on behalf of each Portfolio, acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, warrants its authority to deposit in the appropriate Account any Property received therefor by the Custodian or a Subcustodian and to give, and authorize others to give, Instructions relative thereto. The Custodian may deliver Securities of the same class in place of those deposited in the Account; provided, however, the Securities so delivered shall be subject to the same restrictions on transfer (if any) and shall be of the same market value as the Securities that are the subject of the Instructions, unless the prevailing market practice in a market causes the Custodian and the Subcustodian, in the exercise of reasonable care, to be unable to obtain delivery of Securities which meet the requirements described in this proviso, in which case, the Custodian shall provide the Customer prompt written notice of delivery of Securities not meeting such requirements.

         The Custodian shall hold, keep safe and protect as custodian for each Account, on behalf of the Customer, all Property in such Account. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled) pursuant to the terms of this Agreement, except that until the Custodian receives Instructions to the contrary, the Custodian will:

         (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account, and provide prompt notice of any such actions;

         (b) present for payment all Securities held in an Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Custodian or Subcustodian is actually aware of such opportunities and hold the Cash received in such Account pursuant to this Agreement, and provide prompt notice of any such actions;

         (c) (i) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for an Account, take all reasonable steps under the circumstances to obtain Instructions, provided that if such Instructions are not received in time for the Custodian to take timely action, no action shall be taken with respect thereto;



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         (d)      whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after taking all reasonable steps under the circumstances to obtain Instructions such Instructions are not received in time for the Custodian to take timely action or if actual notice of such actions was received too late for Custodian reasonably to seek Instructions, sell in the discretion of the Custodian (which sale the Customer hereby authorizes the Custodian to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

         (e) execute in the Customer's name for an Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in such Account;

         (f) pay for each Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient Cash available in such Account to pay such taxes and levies, the Custodian shall promptly notify the Customer of the amount of the shortfall and the Customer, at its option, may deposit additional Cash in such Account or take steps to have sufficient Cash available. The Customer agrees, when and if requested by the Custodian and required in connection with the payment of any such taxes to cooperate with the Custodian in furnishing information, executing documents or otherwise; and

         (g) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a) - (f), including, without limitation, affiliates of the Custodian or any Subcustodian.

         4. Subcustodians and Securities Systems. The Customer authorizes and instructs the Custodian to hold the Property in each Account in custody accounts which have been established by the Custodian with (a) one of its U.S. branches or another U.S. bank or trust company or branch thereof located in the U.S. which is itself qualified under the Investment Company Act of 1940, as amended ("1940 Act"), to act as custodian (individually, a "U.S. Subcustodian"), or a U.S. securities depository or clearing agency or system in which the Custodian or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or (b) one of its non-U.S. branches or majority-owned non-U.S. subsidiaries, a non-U.S. branch or majority-owned subsidiary of a U.S. bank or a non-U.S. bank or trust company, acting as custodian (individually, a "non-U.S. Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non-U.S. depository or clearing agency or system in which the Custodian or any Subcustodian participates (individually, a "non-U.S. Securities System"; U.S. Securities System and non-U.S. Securities System, collectively, "Securities System"), provided that in each case in which a U.S. Subcustodian or U.S. Securities System is employed, Instructions approving the employment of each such Subcustodian or Securities System shall have been received by Custodian; provided further that in each case in which a non-U.S. Subcustodian or non-U.S. Securities System is employed, (a) such Subcustodian or Securities System either is (i) a "qualified U.S. bank" as defined by Rule 17f-5 under the 1940 Act as such Rule may be amended from time to time ("Rule 17f-5") or (ii) an "eligible foreign custodian" within the meaning of Rule 17f-5 or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission ("SEC") exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5 and (b) Instructions approving in advance the employment of such non-U.S. Subcustodian, and the agreement between the Custodian and such non-U.S. Subcustodian, shall have been received by Custodian; it being understood that the Custodian shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System has been proper under the 1940 Act or any rule or regulation thereunder.


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         Upon receipt of Instructions, the Custodian agrees to cease the employment of any previously approved Subcustodian or Securities System with respect to the Customer, and if desirable and practicable, appoint a replacement subcustodian or securities system in accordance with the provisions of this Section. In addition, the Custodian may, at any time in its discretion, upon written notification to the Customer, terminate the employment of any Subcustodian or Securities System.

         Upon request of the Customer, the Custodian shall deliver to the Customer annually a certificate stating: (a) the identity of each non-U.S. Subcustodian and non-U.S. Securities System then acting on behalf of the Custodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S Subcustodian and non-U.S. Securities System; (b) the countries in which each non-U.S. Subcustodian or non-U.S. Securities System is located; and (c) so long as Rule 17f-5 requires the Customer's Board of Directors or Trustees to directly approve its foreign custody arrangements, such other information relating to such non-U.S. Subcustodians and non-U.S. Securities Systems as may reasonably be requested by the Customer to ensure compliance with Rule 17f-5. So long as Rule 17f-5 requires the Customer's Board of Directors or Trustees to directly approve its foreign custody arrangements, the Custodian also shall furnish annually to the Customer information concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to the Customer in connection with the initial approval of this Agreement. Custodian agrees to promptly notify the Customer if, in the normal course of its custodial activities, the Custodian becomes aware of any material adverse changes in the facts or circumstances upon which such information is based or has reason to believe that any non-U.S. Subcustodian or non-U.S. Securities System has ceased to be a qualified U.S. bank or an eligible foreign custodian each within the meaning of Rule 17f-5 or has ceased to be subject to an exemptive order from the SEC. Any selection of and form of contract with a Subcustodian shall be subject to approval by the Customer that such selection and contract are consistent with the requirements of Rule 17f-5 (and Rule 17f-4, if applicable) under the 1940 Act, and the Custodian warrants that such arrangement shall comply with Section 5 of this Agreement.

         5. Use of Subcustodian. With respect to Property in an Account which is maintained by the Custodian in the custody of a Subcustodian employed pursuant to Section 4:

         (a) The Custodian will identify on its books as belonging to the Customer on behalf of a Portfolio, any Property held by such Subcustodian.

         (b) Any Property in the Account held by a Subcustodian will be subject only to the instructions of the Custodian or its agents.

         (c) Property deposited with a Subcustodian will be maintained in an account holding only assets for customers of the Custodian.


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         (d)      Any agreement the Custodian shall enter into with a non-U.S.
                  Subcustodian with respect to the holding of Property shall require that (i) the Account will be adequately indemnified or its losses adequately insured in the event of loss; (ii) so long as and to the extent that Rule 17f-5 requires, the Property is not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment in accordance with such agreement for their safe custody or administration, (iii) so long as and to the extent that Rule 17f-5 requires, beneficial ownership of such Property be freely transferable without the payment of money or value other than for safe custody or administration, (iv) adequate records will be maintained identifying the Property held pursuant to such Agreement as belonging to the Custodian, on behalf of its customers and (v) officers of or auditors employed by, or other representatives of or designated by, the Custodian, including the independent public accountants of or designated by, the Customer be given access to the books and records of such Subcustodian relating to its actions under its agreement pertaining to any Property held by it thereunder or confirmation of or pertinent information contained in such books and records be furnished to such persons designated by the Custodian.

         6. Use of Securities System. With respect to Property in the Account(s) which are maintained by the Custodian or any Subcustodian in the custody of a Securities System employed pursuant to Section 4:

         (a) The Custodian shall, and the Subcustodian will be required by its agreement with the Custodian to, identify on its books such Property as being held for the account of the Custodian or Subcustodian for its customers.

         (b) Any Property held in a Securities System for the account of the Custodian or a Subcustodian will be subject only to the instructions of the Custodian or such Subcustodian, as the case may be.

         (c) Property deposited with a Securities System will be maintained in an account holding only assets for customers of the Custodian or Subcustodian, as the case may be, unless precluded by applicable law, rule, or regulation.

         (d) The Custodian shall provide the Customer with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

         7. Agents. Except for holding of Property pursuant to Section 4 hereof, the Custodian may at any time or times in its sole discretion, upon advance written notification to Customer, appoint (or remove) any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not, under any circumstances, relieve the Custodian of its responsibilities or liabilities hereunder.

         8. Records, Ownership of Property, Statements, Opinions of Independent Certified Public Accountants.


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         (a) The ownership of the Property whether Securities, Cash and/or other property, and whether held by the Custodian or a Subcustodian or in a Securities System as authorized herein, shall be clearly recorded on the Custodian's books as belonging to the appropriate Account and not for the Custodian's own interest. Where certificates are legended or otherwise not fungible with publicly traded certificates (and in other cases where the Custodian and the Customer may agree), the Customer reserves the right to instruct the Custodian as to the name only in which such Securities shall be registered and the Custodian, to the extent reasonably practicable, shall comply with such Instructions; provided, however if Custodian reasonably determines that compliance with such Instructions is not reasonably practicable or otherwise may conflict with applicable law, rule or regulation, Custodian shall promptly notify Customer and shall comply with reasonable alternatives as to which the parties may agree. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer. All such books, records and accounts shall be maintained and preserved in the form reasonably requested by the Customer and in accordance with the 1940 Act and the Rules and Regulations thereunder, including, without limitation, Section 31 thereof and Rule 31a-1 and 31a-2 thereunder. All books, records and accounts pertaining to the Customer and the Accounts, which are in the possession of the Custodian, shall be the property of the Customer and such materials or (unless the delivery of original materials is required pursuant to applicable law) legible copies thereof in a format acceptable to the Customer, shall be surrendered promptly upon request. The Custodian will supply to the Customer from time to time, as mutually agreed upon, a statement in respect to any Property in an Account held by the Custodian or by a Subcustodian. In the absence of the filing in writing with the Custodian by the Customer of exceptions or objections to any such statement within one hundred eighty (180) days of the mailing thereof, the Customer shall be deemed to have approved such statement and in such case or upon written approval of the Customer of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein, absent manifest errors or omissions.

         (b) The Custodian shall take all reasonable action as the Customer may request to obtain from year to year favorable opinions from the Customer's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Customer's Form N-1A and the Customer's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

         (c) At the request of the Customer, the Custodian shall deliver to the Customer a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding Cash and Securities, including Cash and Securities deposited and/or maintained in a Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Customer and as may reasonably be obtained by the Custodian.

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         (d) The Customer may elect to participate in any of the electronic on-line service and communications systems offered by the Custodian which can provide the Customer, on a daily basis, with the ability to view on-line or to print on hard copy various reports of Account activity and of Securities and/or Cash being held in any Account. To the extent that such service shall include market values of Securities in an Account, the Customer hereby acknowledges that the Custodian now obtains and may in the future obtain information on such values from outside sources that the Custodian considers to be reliable and the Customer agrees that the Custodian (i) does not verify or represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be without liability in selecting such service or furnishing any information derived therefrom. To the extent that such service shall provide access to information concerning (i) all transactions involving the delivery in and out of Custodian of Cash and/or Securities; (ii) payments of principal and interest or dividends; (iii) pending transactions and fails; (iv) schedules of Custodian holdings, Custodian shall comply with the standards for reports furnished in accordance with Section 8(a) above.

         9. Holding of Securities, Nominees, etc. Securities in an Account which are held by the Custodian or any Subcustodian may be held by such entity in the name of the Customer, on behalf of a Portfolio, in the Custodian's or Subcustodian's name, in the name of the Custodian's or Subcustodian's nominee, or in bearer form. Securities that are held by a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for the Custodian's or Subcustodian's customers, unless prohibited by law, rule, or regulation. So long as and to the extent that Rule 17f-5 shall permit, the Custodian or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by it as fiduciary or as a custodian. In the event that any Securities in the name of the Custodian or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Custodian may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner the Custodian deems to be fair and equitable and shall provide Customer prompt notice of any such action.

         10. Proxies, etc. With respect to any proxies, notices, reports or other communications relative to any of the Securities in any Account, the Custodian shall perform such services and only such services relative thereto as are (i) set forth in Section 3 of this Agreement, (ii) described in Exhibit B attached hereto (as such service therein described may be in effect from time to time) (the "Proxy Service") and (iii) as may otherwise be agreed upon between the Custodian and the Customer. The liability and responsibility of the Custodian in connection with the Proxy Service referred to in (ii) of the immediately preceding sentence and in connection with any additional services which the Custodian and the Customer may agree upon as provided in (iii) of the immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by the Custodian and the Customer in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in an Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 3) with respect thereto except upon the receipt of Instructions relative thereto.

         11. Segregated Account. To assist the Customer in complying with the requirements of the 1940 Act and the rules and regulations thereunder, the Custodian shall, upon receipt of Instructions, establish and maintain a segregated account or accounts on its books for and on behalf of a Portfolio. The Custodian shall hold in such segregated accounts for the Account of a Portfolio, Securities so designated by Customer.

         12. Settlement Procedures. (a) Securities will be transferred, exchanged or delivered by the Custodian or a Subcustodian upon receipt by the Custodian of Instructions which include all information required by the Custodian. Settlement and payment for Securities received for an Account and delivery of Securities out of such Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, as such practices and procedures may be modified or supplemented in accordance with the standard operating procedures of the Custodian in effect from time to time for that jurisdiction or market. So long as and to the extent that the Custodian has exercised reasonable care, the Custodian shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

         (b) With respect to Accounts containing Securities maintained outside the United States, the Custodian shall credit or debit such Accounts on a contractual settlement date with Cash or Securities with respect to any sale, exchange or purchase of Securities.

                  (i) The Custodian may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by the Custodian in its discretion, after the contractual settlement date for the related transaction; provided that, the Custodian shall give Customer prior notification of any such reversal. Where the foregoing notification is oral, the Custodian shall promptly provide written notification of the same (which confirmation may be electronic).

                  (ii) If any Securirites delivered pursuant to this Section 12(b) are returned by the recipient thereof, the Custodian may, after receiving advance approval from the Customer, which approval shall not be unreasonably withheld, reverse the credits and debits of the particular transaction at any time.

         (c) Without affecting the obligations of the Custodian under Section 12(b) and except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with Instructions to settle the purchase of any Securities for the Account unless there is sufficient Cash in the Account at the time or to settle the sale of any Securities in the Account unless such Securities are in deliverable form. Notwithstanding the foregoing, if the purchase price of such securities exceeds the amount of Cash in the Account at the time of settlement of such purchase, the Custodian may, in its sole discretion, but in no way shall have any obligation to, permit an overdraft in the Account in the amount of the difference solely for the purpose of facilitating the settlement of such purchase of securities for prompt delivery for the Account. The Customer agrees to immediately repay the amount of any such overdraft in the ordinary course of business, exclusively out of the Property in the Account that has engaged in the transaction that gives rise to such overdraft and further agrees to indemnify and hold the Custodian harmless from and against Custodian's actual losses, damages, costs and expenses, including the charges for such overdraft as set forth in Exhibit C hereof exclusively out of such Property, provided however, that Customer shall not be liable for any consequential or special damages. The Customer agrees that it will not use the Account to facilitate the purchase of securities if at the time Customer places the purchase order it knows there will not be sufficient funds in the Account at the time of settlement (which funds shall not include the proceeds of the sale of the purchased securities).

         13. Permitted Transactions. The Customer agrees that it will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance with Section 14 and only for the purposes listed below.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

         (b) When Securities are called, redeemed or retired, or otherwise become payable.

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment.

         (d) Upon conversion of Securities pursuant to their terms into other securities.

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities.

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

         (g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed.

         (h) In connection with any loans or repurchase agreements, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer.

         (i) For the purpose of redeeming shares of the capital stock of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer's transfer agent.

         (j) For the purpose of redeeming in kind shares of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer's transfer agent.

         (k) For delivery in accordance with the provisions of any agreement among the Customer, on behalf of a Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation, the Commodities Futures Trading Commission and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer.

         (l) In the case of covered call options, the issuance of a depository pledge receipt or similar notice of custody or for release of Securities to designated brokers under such covered call options, provided, however, that such Securities shall be released only upon payment to the Custodian of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Custodian will receive the Securities previously deposited from broker. The Custodian will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

         (m) For spot or forward foreign exchange transactions to facilitate security trading or receipt of income from Securities related transactions.

         (n) In connection with the establishment of a segregated account in accordance with Section 11 hereof.

         (o) Upon the termination of this Agreement as set forth in Section 20 hereof.

         (p) For the purpose of paying distributions to shareholders of the capital stock of the Customer.

         (q) In connection with transactions under master repurchase agreements and master accounts and the delivery of inital and variation margin for futures contracts.

         (r) For other proper purposes as may be specified in Instructions.

         The Customer agrees that the Custodian shall have no obligation to verify the purpose for which a transaction is being effected; provided that if the Custodian has actual knowledge that the transaction is for an improper purpose, it shall notify the Customer.

         14. Instructions. The term "Instructions" means instructions from the Customer in respect of any of the Custodian's duties hereunder which have been received by the Custodian at its address set forth in Section 21 below (i) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as the Customer shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Custodian, or (ii) which have been transmitted electronically through an electronic on-line service and communications system offered by the Custodian or other electronic instruction system acceptable to the Custodian, or (iii) a telephonic or oral communication by one or more persons as the Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with the Custodian; or (iv) upon receipt of such other form of instructions as the Customer may from time to time authorize in writing and which the Custodian has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by the Customer by tested telex or writing (including, without limitation, facsimile transmission) in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions, such as the Instructions communicated in the letter to Sandy Gross dated November 14, 1996 concerning confirmation of wire transfers sent to the Custodian by facsimile transmission, the terms of which letter are incorporated herein by reference.

         The Custodian shall have the right to assume in the absence of notice to the contrary from the Customer that any person whose name is on file with the Custodian pursuant to this Section has been authorized by the Customer to give the Instructions in question and that such authorization has not been revoked. The Custodian may act upon and conclusively rely on, without any liability to the Customer or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it in good faith to be furnished by the proper person or persons as provided above.

         15. Standard of Care. The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Custodian which are not contrary to the provisions of this Agreement. The Custodian shall comply with all applicable provisions and requirements of the 1940 Act, the Securities Act of 1933 (the "1933 Act"), the 1934 Act, and any laws, rules, and regulations or governmental authorities having jurisdiction with respect to the provisions which directly apply to the services provided to the Customer hereunder. The Custodian will use reasonable care with respect to the safekeeping of Property in each Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Customer for any losses, damages, costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred by the Custodian and arising out of action taken or omitted with reasonable care by the Custodian hereunder or under any Instructions, such indemnification to be provided exclusively from the Property in the Account as to which Custodian shall have acted (or failed to act) when it incurred such losses, damages, costs and expenses. The Custodian shall be liable to the Customer for any act or omission to act of any Subcustodian to the same extent as if the Custodian committed such act itself. With respect to a Securities System, the Custodian shall only be responsible or liable for losses arising from employment of such Securities System caused by the Custodian's own failure to exercise reasonable care. In the event of any loss or damage to the Customer or, if the Customer shall incur costs and expenses (including, without limitation, fees and expenses of counsel) by reason of the failure of the Custodian or a Subcustodian to utilize reasonable care, the Custodian shall be liable to the Customer to the extent of the Customer's actual losses, damages, costs and expenses (including reasonable fees and expenses of counsel) by reason of such failure without reference to any special conditions or circumstances. In no event shall either the Custodian or the Customer be liable for any consequential or special damages of such other party. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         In the event the Customer subscribes to an electronic on-line service and communications system offered by the Custodian, the Customer shall be fully responsible for the security of the Customer's connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agrees to defend and indemnify the Custodian and hold the Custodian harmless from and against any and all losses, damages, costs and expenses (including the reasonable fees and expenses of counsel) incurred by the Custodian as a result of any improper or unauthorized use of such terminal by the Customer or by any others.

         All collections of funds or other property paid or distributed in respect of Securities in an Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of the Customer.

         Subject to the exercise of reasonable care, the Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian or by a Subcustodian of any payment, redemption or other transaction regarding Securities in each Account in respect of which the Custodian has agreed to take action as provided in Section 3 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity, or other acts of God.

         Upon receipt by the Custodian of notice from a subcustodian, or otherwise upon the Custodian becoming aware in the ordinary course of its custodial activities, of any of the events (other than any of such events which are acts of God) referred to in the immediately preceding paragraph, the Custodian will as soon as practicable notify the Customer. The Customer may discuss with the Custodian reasonable steps to safeguard the Property, and the Custodian shall use reasonable efforts to take such steps as may be agreed between the Customer and the Custodian; provided that should the Custodian in good faith determine that the taking of any such steps would result in the incurrence by the Custodian of costs, expenses and liabilities, the Custodian need not take any such steps until the Customer shall have furnished to the Custodian reasonable security or indemnity for such costs, expenses and liabilities.

         The Custodian shall, throughout the term of this Agreement, effect and maintain insurance cover in respect of such risks with such insurers and on such terms as it deems appropriate and necessary to protect the Property. Nothing in this Section 15 shall prohibit the Custodian from self-insuring all or any part of the risks relating to the performance of this Agreement as it in its sole discretion deems appropriate, but only as long as Property could be protected to the same extent as it would were such insurance maintained with a third party insurer unaffiliated with Custodian; and if Custodian knows or has reason to know that the Property is not so protected, Custodian shall promptly notify Customer and shall be obligated to obtain appropriate and necessary insurance from an unaffiliated third party insurer. The Custodian shall furnish to the Customer upon request certification as to the effectiveness and amounts of such insurance.

         The Custodian maintains business line and technology resources business continuity plans which are monitored internally and externally to ensure that the plans are regularly updated and tested and comply with firmwide standards. Upon request, Custodian shall provide written assurance to the Customer of the continued maintenance of reasonable arrangements for the emergency use of electronic data processing equipment to the extent appropriate.

         The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Customer, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reasonable reliance upon records that were maintained for the Customer by entities other than the Custodian prior to the Custodian's employment under this Agreement.

         The provisions of this Section shall survive termination of this Agreement.

         16. Investment Limitations and Legal or Contractual Restrictions or Regulations. Provided that the Custodian exercises reasonable care to comply with Instructions generally, and more particularly in connection with the purchase, sale or exchange of Securities made by or for the Customer in any country, the Custodian shall not be liable to the Customer and the Customer agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Customer or any Portfolio pursuant to any contract or any law or regulation. The provisions of this Section shall survive termination of this Agreement.

         17. Fees and Expenses. The Customer agrees to pay to the Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Custodian's reasonable out-of-pocket or incidental expenses in connection with the performance of this Agreement, including (but without limitation) reasonable legal fees as described herein and/or deemed necessary in the judgment of the Custodian to keep safe or protect the Property in the Account. The initial fee schedule is attached hereto as Exhibit C. The Customer hereby agrees to hold the Custodian harmless from any liability or loss which is not due to the Custodian's or a Subcustodian's lack of reasonable care resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an Account and also agrees to hold the Custodian, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. The Custodian is authorized to charge the applicable Account for such items, including but not limited to amounts payable pursuant to indemnities granted by the Customer under this Agreement; provided that Custodian shall give Customer notification prior to effecting any such charge. The provisions of this Section shall survive the termination of this Agreement.

         18. Tax Reclaims. With respect to withholding taxes deducted and which may be deducted from any income received from any Property in an Account, the Custodian shall perform such services with respect thereto as are described in Exhibit D attached hereto and shall in connection therewith be subject to the standard of care set forth in such Exhibit D. Such standard of care shall not be affected by any other term of this Agreement.

         19. Amendment, Modifications, etc. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

         20. Termination. (a) Termination of Entire Agreement. This Agreement may be terminated by the Customer or the Custodian by sixty (60) days' written notice to the other; provided that notice by the Customer shall specify the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. If notice of termination is given by the Custodian, the Customer shall, within sixty (60) days following the giving of such notice, deliver to the Custodian a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. In either case, the Custodian will deliver such Securities and Cash to the persons so specified, after deducting therefrom any amounts which the Custodian determines to be owed to it under Section 17. In addition, the Custodian may in its discretion withhold from such delivery such Cash and Securities as may be necessary to settle transactions pending at the time of such delivery. If within sixty (60) days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Customer a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid, the Custodian, at its election, may upon advance written notice to Customer deliver such Securities and pay such Cash to a bank or trust company which is qualified as an eligible foreign custodian under Rule 17f-5 of the 1940 Act and doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Custodian, provided that the Custodian's obligations shall be limited to safekeeping and the duties outlined in this subsection 20(a); provided that where the Custodian is the terminating party and the Custodian had not notified the Customer that termination is for breach of this Agreement by Customer, such sixty (60) day period shall be extended for an additional period as requested by Customer of up to ninety (90) additional days.

         (b) Termination as to One or More Portfolios. This Agreement may be terminated by the Customer or the Custodian as to one or more Portfolios (but less than all of the Portfolios) by delivery of an amended Exhibit A deleting such Portfolios, in which case termination as to such deleted Portfolios shall take effect sixty (60) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A which deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Section 20 as to the identification of a successor custodian and the delivery of Cash and Securities of the Portfolio(s) so deleted to such successor custodian, and shall not affect the obligations of the Custodian and the Customer hereunder with respect to the other Portfolios set forth in Exhibit A, as amended from time to time.

         21. Notices. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by telex, telegram, cable, facsimile or other means of electronic communication agreed upon by the parties hereto addressed, if to the Customer, to:

                           Delaware Group of Funds
                           1818 Market Street, 7th Floor
                           Philadelphia, PA  19103
                           Attention:  Michael P. Bishof
                           Phone:  (215) 255-2852
                           Fax:  (215) 255-1645

                  if to the Custodian, to:

                           Bankers Trust Company
                           16 Wall Street, 4th Floor
                           New York, NY  10005
                           Attention:  Vicky Platt
                           Phone:  (212) 618-2645
                           Fax:  (212) 618-2193

or in either case to such other address as shall have been furnished to the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

         22. Several Obligations of the Portfolios. With respect to any obligations of the Customer on behalf of each Portfolio and each of its related Accounts arising out of this Agreement, the Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the Portfolio and such Accounts to which such obligation relates as though the Customer had separately contracted with the Custodian by separate written instrument with respect to each Portfolio and its related Accounts.

         23.      Representations and Warranties.

         (a) The Customer hereby represents and warrants to the Custodian that:

                  (i) the employment of the Custodian and the allocation of fees, expenses and other charges to any Account as herein provided, is not prohibited by law or any governing documents or contracts to which the Customer is subject;

                  (ii) the terms of this Agreement do not violate any obligation by which the Customer is bound, whether arising by contract, operation of law or otherwise;

                  (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon the Customer and each Portfolio in accordance with its terms; and

                  (iv) the Customer will deliver to the Custodian such evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise.

         (b) The Custodian hereby represents and warrants to the Customer that:

                  (i) the terms of this Agreement do not violate any obligation by which the Custodian is bound, whether arising by contract, operation of law or otherwise;

                  (ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon the Custodian in accordance with its terms;

                  (iii) the Custodian will deliver to the Customer such evidence of such authorization as the Customer may reasonably require, whether by way of a certified resolution or otherwise; and

                  (iv) Custodian is qualified as a custodian under Sections 17(f) and 26(a) of the 1940 Act and warrants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify the Customer in writing.

         24. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Custodian.

         25. Publicity. Unless material is produced in accordance with applicable law, Customer shall furnish to Custodian at its office referred to in
Section 21 above, prior to any distribution thereof, copies of any material prepared for distribution to any persons who are not parties hereto that refer in any way to the Custodian. Customer shall not distribute or permit the distribution of such materials if Custodian reasonably objects in writing within ten (10) business days of receipt thereof (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement.

         26. Representative Capacity and Binding Obligation. A copy of the Articles of Incorporation/Declaration of Trust of the Customer is on file with The Secretary of the State of Maryland or in the Trust's offices, and notice is hereby given that this Agreement is not executed on behalf of the Directors or Trustees of the Customer as individuals, and the obligations of this Agreement are not binding upon any of the Directors or Trustees, officers or shareholders of the Customer individually but are binding only upon the assets and property of the Portfolios.

         The Custodian agrees that no shareholder, trustee, director or officer of the Customer may be held personally liable or responsible for any obligations of the Customer arising out of this Agreement.

         27. Submission to Jurisdiction. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and the Customer irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum. Notwithstanding the foregoing, this Section shall not limit any party from instituting suit in the competent court of any other jurisdiction.

         28. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

         29. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Custodian, Customer, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

         30. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

         31. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

                             DELAWARE GROUP OF FUNDS
                             on behalf of
                             each Customer and
                             Portfolio listed
                             on Exhibit A
                             hereto


                             By: /s/ David K. Downes
                             Name:   David K. Downes
                             Title: Senior Vice President/Chief Administrative Officer /Chief Financial Officer


                             BANKERS TRUST COMPANY

                             By: /s/ Richard M. Quintal
                             Name:   Richard M. Quintal
                             Title:  Managing Director

                                    EXHIBIT A



         To Custodian Agreement dated as of June 1, 1996 between Bankers Trust Company and Delaware Group of Funds.


                               LIST OF PORTFOLIOS


         The following is a list of Portfolios referred to in the first WHEREAS clause of the above-referenced Custodian Agreement. Terms used herein as defined terms unless otherwise defined shall have the meanings ascribed to them in the above-referenced Custodian Agreement.



Customers:                                  Portfolios
----------                                  ----------

Delaware Group Trend Fund, Inc.

Delaware Group Decatur Fund, Inc.           Decatur Income Fund Series
                                            Decatur Total Return Fund Series

Delaware Group  Government                  Government Income Series
     Fund, Inc.

Delaware Group Limited-Term                 U.S. Government Money Series
     Government Funds, Inc.
                                            Limited Term Government Fund Series

Delaware Cash Reserve, Inc.

Delaware Group Tax-Free
         Money Fund, Inc.

Delaware Group Tax-Free Fund, Inc.          Tax Free USA Fund Series
                                            Tax-Free Insured Fund Series
                                            Tax-Free USA Intermediate Fund
                                             Series

Delaware Pooled Trust, Inc.                 The Defensive Equity Portfolio
                                            The Aggressive Growth Portfolio
                                            The Fixed Income Portfolio
                                            The Limited Term Maturity Portfolio
                                            The Defensive Equity Small/
                                             Mid-Cap Portfolio

Delaware Group Income Funds, Inc            Strategic Income Fund Series

Delaware Group Global Dividend and
         Income Fund, Inc.


Dated as of:      April 1, 1997         DELAWARE GROUP OF FUNDS,
                                        on behalf of each Customer and Portfolio listed on this Exhibit A to the Custodian Agreement


                                        By: /s/ David K. Downes
                                        Name: David K. Downes
                                        Title: Senior Vice President/
                                               Chief Administrative Officer/
                                               Chief Financial Officer

                                        BANKERS TRUST COMPANY


                                        By: /s/ Richard M. Quintal
                                        Name:  Richard M. Quintal
                                        Title:  Managing Director

                                    EXHIBIT B


         To Custodian Agreement dated as of June 1, 1996 between Bankers Trust Company and Delaware Group of Funds.

                                  PROXY SERVICE


         The following is a description of the Proxy Service referred to in
Section 10 of the above referenced Custodian Agreement. Terms used herein as defined terms shall have the meanings ascribed to them therein unless otherwise defined below.

         The Custodian provides a service, described below, for the transmission of corporate communications in connection with shareholder meetings relating to Securities held in Argentina, Australia, Austria, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Indonesia, Ireland, Italy, Japan, Korea, Malaysia, Mexico, Netherlands, New Zealand, Pakistan, Poland, Singapore, South Africa, Spain, Sri Lanka, Sweden, United Kingdom, United States, and Venezuela. For the United States and Canada, the term "corporate communications" means the proxy statements or meeting agenda, proxy cards, annual reports and any other meeting materials received by the Custodian. For countries other than the United States and Canada, the term "corporate communications" means the meeting agenda only and does not include any meeting circulars, proxy statements or any other corporate communications furnished by the issuer in connection with such meeting. Non-meeting related corporate communications are not included in the transmission service to be provided by the Custodian except upon request as provided below.

         The Custodian's process for transmitting and translating meeting agendas will be as follows:

         1) If the meeting agenda is not provided by the issuer in the English language, and if the language of such agenda is in the official language of the country in which the related security is held, the Custodian will as soon as practicable after receipt of the original meeting agenda by a Subcustodian provide an English translation prepared by that Subcustodian; provided, however, under no circumstances (unless impracticable) shall a translation received by the Custodian be supplied to Customer later than the day on which action is required, at a time which shall enable action timely to be taken.

         2) If an English translation of the meeting agenda is furnished, the local language agenda will not be furnished unless requested.

         Translations will be free translations and neither the Custodian nor any Subcustodian will be liable or held responsible for the accuracy thereof or any direct or indirect consequences arising therefrom, including without limitation arising out of any action taken or omitted to be taken based thereon.

         If requested, the Custodian will, on a reasonable efforts basis, endeavor to obtain any additional corporate communication such as annual or interim reports, proxy statements, meeting circulars, or local language agendas, and provide them in the form obtained.

         Timing in the voting process is important and, in that regard, upon receipt by the Custodian of notice from a Subcustodian, the Custodian will provide a notice to the Customer indicating the deadline for receipt of its instructions to enable the voting process to take place effectively and efficiently. As voting procedures will vary from market to market, attention to any required procedures will be very important. Upon timely receipt of voting instructions, the Custodian will promptly forward such instructions to the applicable Subcustodian. If voting instructions are not timely received, the Custodian shall have no liability or obligation to take any action.

         For Securities held in markets other than those set forth in the first paragraph, the Custodian will not furnish the material described above or seek voting instructions. However, if requested to exercise voting rights at a specific meeting, the Custodian will endeavor to do so on a reasonable efforts basis without any assurance that such rights will be so exercised at such meeting.

         If the Custodian or any Subcustodian incurs extraordinary expenses in exercising voting rights related to any Securities pursuant to appropriate instructions or direction (e.g., by way of illustration only and not by way of limitation, physical presence is required at a meeting and/or travel expenses are incurred), upon receipt of Instructions to do so, such expenses will be reimbursed out of the Account containing such Securities unless other arrangements have been made for such reimbursement.

         It is the intent of the Custodian to expand the Proxy Service to include jurisdictions which are not currently included as set forth in the second paragraph hereof. The Custodian will notify the Customer as to the inclusion of additional countries or deletion of existing countries after their inclusion or deletion and this Exhibit B will be deemed to be automatically amended to include or delete such countries as the case may be.

Dated as of:      June 1, 1996         DELAWARE GROUP OF FUNDS,
                                       on behalf of each Customer and Portfolio listed on Exhibit A to the Custodian
                                         Agreement

                                       By: /s/ David K. Downes
                                       Name: David K. Downes
                                       Title: Senior Vice President/
                                              Chief Administrative Officer/
                                              Chief Financial Officer



                                       BANKERS TRUST COMPANY

                                       By: /s/ Richard M. Quintal
                                       Name:  Richard M. Quintal
                                       Title:   Managing Director


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                                    EXHIBIT C

         To Custodian Agreement dated as of June 1, 1996 between Bankers Trust Company and Delaware Group of Funds.

                              CUSTODY FEE SCHEDULE


Monthly Account Maintenance:              No Charge
                                          (including segregated accounts)

Regional Annual  Asset and Per Transaction Fees:

TIER I            International

                                    ANNUAL ASSET FEE       RECEIVE AND DELIVER
             COUNTRY                IN BASIS POINTS        TRANSACTION FEES
             -------                ---------------        ----------------
             Australia                    3.0                      $50.00
             Austria                      5.0                      $50.00
             Belgium                      4.0                      $50.00
             Canada                       1.5                      $50.00
             Cedel                        2.0                      $25.00
             Denmark                      4.0                      $50.00
             Euroclear                    2.0                      $25.00
             Finland                     10.0                      $75.00
             France                       4.0                      $50.00
             Germany                      2.0                      $30.00
             Greece                      35.0                     $120.00
             Hong Kong                    5.0                      $35.00
             Indonesia                    8.0                      $35.00
             Ireland                      5.0                      $50.00
             Italy                        3.0                      $50.00
             Japan                        2.5                      $50.00
             Korea                       15.0                      $50.00
             Malaysia                     7.0                      $50.00
             Mexico                       5.0                      $50.00
             Netherlands                  4.0                      $45.00
             New Zealand                  4.0                      $50.00
             Norway                       5.0                      $50.00
             Philippines                  8.0                      $30.00
             Singapore                    7.0                      $50.00
             South Africa                 5.0                      $50.00
             Spain                        6.0                      $50.00
             Sweden                       4.0                      $50.00
             Switzerland                  3.0                      $60.00
             United Kingdom               1.5                      $20.00
TIER II           United States



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Annual Asset Fee:                0.25 BASIS POINTS

Transaction Fees:

        o  DTC-Automated (as defined below)       $3.00
        o  DTC Manual (as defined below)         $10.00
        o  PTC Automated                          $6.00
        o  PTC Manual                            $10.00
        o  FED Automated                          $6.00
        o  FED Manual                            $10.00
        o  Physical Automated                    $15.00
        o  Physical Manual                       $19.00
        o  P&I Payments                           $2.00
        o  Redemptions                           $10.00
        o  Reorganizations                       Included in safekeeping charge
        o  Outgoing Wires                         $8.00
        o  Incoming Wires                        No Charge
        o  Internal Cash Transfers               No Charge

NOTES

1. Fees for investments in countries not listed will be negotiated separately.

2. There is no cost associated with the inward transition of assets, but the client is responsible for all re-registration charges and stamp duty; i.e. Spain and Indonesia.

3. The above fees are inclusive of the provision of Globe*View and or Polaris software, but client is responsible for the provision of a suitable PC, printer and modem and all associated line charges.

4. Above pricing excludes out-of-pocket (e.g. postage and insurance, transfer agent fees).

5. Earnings Credits and Overdraft Charges with respect to Accounts containing Property maintained within the United States:

         For each month during which the Custodian holds Property for a Customer, there shall be an adjustment to the custody fees noted above, calculated as follows:

         (a) the closing cash balances on the days of a month during which Property is maintained in an Account ("Closing Cash Balance"), other than those days on which the Closing Cash Balance is an overdraft position in excess of $1,000,000 ("Excluded Days"), shall be aggregated and that sum shall be divided by the number of days whose Closing Cash Balances are so added ("Average Monthly Balance"). If such Average Monthly Balance is more than zero, the Average Monthly Balance will be multiplied by that number which is the product of multiplying the Overnight Federal Funds Rate (defined below), minus .50%, by a fraction, the denominator of which shall be 365 and the numerator of which shall be the number of days (other than Excluded Days) on which there is a Closing Cash Balance in that month. If such Average Monthly Balance is less than zero, the Average Monthly Balance shall be multiplied by that number which is the product of multiplying the Overnight Federal Funds Rate (defined below), plus 1.00%, by a fraction, the denominator of which shall be 365 and the numerator of which shall be the number of days (other than Excluded Days) on which there is a Closing Cash Balance in that month. If the Average Monthly Balance for a particular month is more than zero, the amount calculated pursuant to this paragraph (a) shall be deducted from an Account's custody fee for the relevant month. If the Average Monthly Balance for a particular month is less than zero, the amount calculated shall be added to such custody fee for such month.
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         (b) for an Excluded Day, the amount of the closing overdraft position for such day shall be multiplied by the fraction, the numerator of which shall be the Overnight Federal Funds Rate, plus 1.00% and the denominator of which shall be 365. The amount so calculated will be added to the custody fee payable by the Account for the relevant month.

         (c) for purposes of paragraphs (a) and (b)above, the term "Overnight Federal Funds Rate" shall mean, for any month, the average of daily Federal funds rates for a given month; in turn, the daily Federal funds rate shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the business day next succeeding such day.

6. Earnings Credits earned in a calendar year are valid for only that year and the immediately succeeding calendar quarter. Any accumulation not used up by the end of the 1st quarter of the immediately following year will be forfeited.

7. Earnings Credit and Overdraft Rates with respect to Accounts containing Property maintained in foreign markets, where applicable, will vary by market. As part of the monthly reporting package, the Custodian provides a Statement of Earnings that details by currency account the daily balance maintained and the interest or debit rate earned on that particular day. The net negative (or positive) interest is accrued and reflected at the bottom the statement; this amount is credited on the third business day following the month end.

8. A manual transaction is an instruction, which is sent to Bankers Trust outside of Globe*View, Polaris or CPU transmissions, i.e. facsimile.

9. Transactional fees will be incurred in the Master Repo account. Account maintenance and asset fees will be waived for the Master Repo Account.

10. New pricing is effective June 1, 1996 and will not be modified before June 1, 1999.

11. Fees for FX trades executed with BTCo. will be waived. Third party FX fees are $50.00 per transaction.

12. Fees are billed monthly.

13. "DTC-Automated" shall mean those trades which are settled automatically at DTC or through Polaris or another sucessor electronic system without manual intervention of an employee of the Custodian; and "DTC-Manual" shall mean those trades which are settled through Polaris or another sucessor electronic system with the manual intervention of an employee of the Custodian.


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DELAWARE GROUP OF FUNDS,
on behalf of each Customer and Portfolio
listed on Exhibit A to the Custodian Agreement       BANKERS TRUST COMPANY
ACCEPTED BY:                                         PREPARED BY:

By: /s/ David K. Downes                              By: /s/ Richard M. Quintal
Name: David K. Downes                                Name:   Richard M. Quintal
Title:   Senior Vice President/Chief Administrative  Title:  Managing Director
Officer /Chief Financial Officer                     (DATE)  June 1, 1996
(DATE)   June 1, 1996






Except as set forth above, this Exhibit C shall be amended upon delivery by the Custodian of a new Exhibit C to the Customer and acceptance thereof by the Customer and shall be effective as of the date of acceptance by the Customer or a date agreed upon between the Custodian and the Customer.

                                    EXHIBIT D



         To Custodian Agreement dated as of June 1, 1996 between Bankers Trust Company and Delaware Group of Funds.


                                  TAX RECLAIMS


         Pursuant to Section 18 of the above referred to Custodian Agreement, the Custodian shall perform the following services with respect to withholding taxes imposed or which may be imposed on income from Property in the Account. Defined terms shall, unless otherwise noted, have the meanings ascribed to them in the above referenced Custodian Agreement.

         (a) When withholding tax has been deducted with respect to income from any Property in an Account, the Custodian will post the tax reclaim in the relevant currency to the Account on the earlier of the date of receipt of the tax reclaim payment or the Contractual Reclaim Posting Date (as defined in the columnar heading below) in accordance with the following schedule (subject to the provisions of paragraphs (b) and (c) below):

         Market                     Contractual Reclaim Posting Date
         ------                     --------------------------------
                                    (unless otherwise noted in paragraph (b), the number of days subsequent to the receipt by Custodian of the dividend/interest payment from which tax has been withheld)

         Austria                    110
         Belgium                    270
         Denmark                    100
         France                     270
         Germany                    170
         Italy                       90
         Spain                      260
         Switzerland                250
         UK                         100

This service shall be provided by the Custodian with regard to other countries in which Customer may invest as the Custodian and Customer shall mutually agree. In the event of a change in tax laws, regulations, or treaties, or the re-interpretation by a relevant governmental authority of any of the foregoing, which change causes a material modification to the tax reclaim process in such market, the Custodian and the Customer shall enter into good faith negotiations to modify this Exhibit D as appropriate.
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         (b) In instances where a tax reclaim payment has not been received and the Custodian's obligation is therefore to post a reclaim on a particular Contractual Reclaim Posting Date, that obligation is conditioned upon the Custodian's receipt from the Customer of all necessary documentation completed accurately as to all material terms within a reasonable time prior to such Contractual Reclaim Posting Date. If a Customer fails to so deliver the necessary documentation to Custodian within such time, the day from which the Contractual Reclaim Posting Date is measured shall be the date on which such documentation is supplied to Custodian, not the date on which the dividend/interest payment from which the tax is withheld is paid to Custodian. The two previous sentences notwithstanding, if Customer's failure to deliver such documentation within such time results from Custodian's failure to: (i) notify Customer of any deadlines for delivery of documentation; (ii) deliver all necessary documentation to Customer within a reasonable time prior to the date on which the completed documentation must be delivered to Custodian or (iii) promptly notify Customer of any deficiency in the required documentation provided to Custodian, the Contractual Reclaim Posting Date shall be measured from the date the Custodian receives the dividend/interest payment from which the tax has been withheld.

         (c) The Custodian shall not be obligated to post tax reclaims with regard to a particular country, if (i) the government of such country ceases to honor tax reclaims generally or (ii) imposes regulatory changes, delays or currency restrictions which materially adversely affect or preclude the payment of tax reclaims or (iii) the tax authority in such country from which a reclaim is being sought declares a claim to be invalid or after appropriate and timely inquiry by the Custodian, otherwise fails to confirm the validity of a claim within a reasonable period of time. If the tax reclaim has been posted previously to the Account, the Custodian shall have the right following advance notice to the Customer to reverse any such credits (provided that with respect to the events referred to in clause (ii) above, the Custodian's right to reverse such credits shall be subject to approval by the Customer, which approval shall not unreasonably be withheld); and the Customer, exclusively out of the Property held in such Account, agrees to hold the Custodian harmless from Custodian's actual losses, damages, costs and expenses (including the reasonable fees and expenses of counsel) arising therefrom, except that in no event shall Customer be liable for consequential or special damages of the Custodian. If, notwithstanding the circumstances described in this paragraph (c), Custodian actually receives a tax reclaim payment, Custodian shall promptly post such tax reclaim in the relevant currency to the Account.

         (d) The Custodian will provide fully detailed advices/vouchers to support reclaims submitted to the local authorities by the Custodian or its designee. In all cases of withholding, the Custodian will provide full details to the Customer. If exemption from withholding at the source can be obtained in the future, the Custodian will notify the Customer and advise what documentation, if any, is required to obtain the exemption. Upon receipt of such documentation from the Customer, the Custodian will file for exemption on the Customer's behalf and notify the Customer when it has been obtained.

         (e) In connection with providing the foregoing service, the Custodian shall be entitled to apply categorical treatment of the Customer according to the Customer's nationality, the particulars of its organization and other relevant details that shall be supplied by the Customer. It shall be the duty of the Customer to inform the Custodian of any change in the organization, domicile or other material fact previously communicated to Custodian in writing concerning tax treatment of the Customer and further to inform the Custodian if the Customer is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category or entity of which the Customer is a part under general laws and treaty provisions. The Custodian may reasonably rely on any such information provided by the Customer.

         (f) In connection with providing the foregoing service, the Custodian may, at its own expense, consult and reasonably rely on the advice of counsel or other professional tax advisers in such jurisdictions. So long as the Custodian shall have used reasonable care in selecting such advisers, the Custodian is entitled to reasonably rely, and may act, on advice received from counsel or other professional tax advisers and shall be without liability to the Customer for any action reasonably taken or omitted pursuant to information contained in such advice.

         (g) Subject to the provisions set forth above, the Custodian shall perform the services provided in this Exhibit D in accordance with the standard of care described in Section 15 of the Custodian Agreement.



Dated as of:      June 1, 1996         DELAWARE GROUP OF FUNDS,
                                       on behalf of each Customer and
                                       Portfolio listed on Exhibit A to the
                                       Custodian Agreement



By: /s/ David K. Downes
                                       Name: David K. Downes
                                       Title: Senior Vice President/
                                              Chief Administrative Officer/
                                              Chief Financial Officer



                                       BANKERS TRUST COMPANY

                                       By: /s/ Richard M. Quintal
                                       Name:  Richard M. Quintal
                                       Title:   Managing Director